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                                                                    Exhibit 10.5



                           LEAVE AND LICENCE AGREEMENT

     THIS AGREEMENT made on this 10th November 2005, between GODREJ & BOYCE MANUFACTURING COMPANY LTD., a Company incorporated under the provisions of the Indian Companies Act, 1913, and having its Registered Office at Pirojshanagar, Vikhroli, Mumbai 400 079 (hereinafter referred to as the "Licensor"), of the ONE PART, and WNS Global Services Private Limited, a Limited Company incorporated under the Companies Act, 1956, and having its Registered Office P1-10, Godrej & Boyce Complex, Vikhroli(W), Mumbai - 400 079, (hereinafter referred to as "the Licensee") of the OTHER PART.


The "Licensor" and the "Licensee" are hereinafter together always referred to as the "Parties" and are individually, when necessary, referred to as "Party".


RECITALS

     WHEREAS the Licensor is the owner of and absolutely seized & possessed of and/or otherwise well and sufficiently entitled to all those lands lying being and situate at Pirojshanagar, Vikhroli, Mumbai - 400 079, on which lands the Licensor has built and constructed several industrial sheds and office blocks (hereinafter referred to as "the Larger Premises")

AND WHEREAS the Licensor has constructed Plant no. 10 Industrial building admeasuring about 85,000 Sq. Ft, constructed on the Survey No.57 (pt) of Village Vikhroli corresponding to CTS No. 7 (pt) and 67(pt).

AND WHEREAS the Licensee is desirous of using and occupying 59,202 sq. ft. (56,720 sq. ft. on ground floor, and an area of 2,482 sq. ft. on the lower ground floor level) of the Building Plant No. (Industrial Shed No.) 10 as aforesaid delineated in red in the Plan annexed and more particularly described in the Schedule hereto (hereinafter referred to as "the Licensed Premises").

AND WHEREAS the Licensee has requested the Licensor to permit the Licensee to use and occupy the Licensed Premises which request has been acceded to by the Licensor and the Parties hereto have agreed to enter into a Leave & License Agreement in the manner following.

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NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES
HERETO AS FOLLOWS:

ARTICLE 1 - THE LICENCE

1.1 The Licensor hereby permits the Licensee to use and occupy the Licensed Premises and the Licensee hereby agrees to use the Licensed Premises as a Licensee for carrying out its professional services business, including Computer software and IT enabled services for a period of 33 months from 16th August 2005 ending on 15th May 2008, on the terms and conditions hereinafter contained and on the part of the Licensee to be observed and performed.

1.2 It is expressly agreed by and between the Parties that juridical possession of the Licensed Premises shall be always that of the Licensor. The Licensee is granted a personal, non-transferable and non-assignable licence to use the Licensed Premises on the terms and conditions stated herein

1.3 It is the express, real and true intention of both the Parties that this Agreement shall be a licence only according to the terms hereof, and that the Licensor shall have free and unobstructed access to the Licensed Premises during working hours, with adequate prior notice to the Licensee and without inconveniencing the Licensee in any way. Provided always that the Licensor shall not interfere with the work or operation of the Licensee being lawfully carried on in the Licensed Premises.

1.4 The Licensee shall at any time and from time to time, prior to and during the subsistence of the agreement, be at liberty to carry out make and effect upon the Licensed Premises such addition, alterations, renovation and improvement to the Licensed premises (especially that of structural/ material addition and alteration) only with the prior written consent of the Licensor and such requests shall not be denied unless they are of a nature that are detrimental to the structural safety of the building or in violation of local laws or regulations. Save and except any changes that have been carried out with the approval of the Licensor, the Licensed Premises shall be left or returned in more or less the same condition in which they were at the time when the Licensee was inducted in the Licensed Premises, subject to reasonable wear and tear attributable to normal use for the business. The Licensee shall further ensure that such additions fixtures fittings alterations or improvements do not damage any part of the License Premises or any load bearing structural member of the Licensed Premises.

1.5 On the expiry or sooner determination/termination of this Agreement the Licensee shall remove itself, its employees, representatives, servants and agents from the Licensed Premises, which shall save and

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     except changes approved by the Licensor, be in the minimum in the same condition in which the Licensed Premises was on the date of this Agreement, subject to reasonable wear and tear attributable to normal use for the business, Provided Further that the Licensee shall be entitled to leave any of its furniture, fittings, fixtures, leasehold improvements and approved alterations as well as to remove its records and all other belongings from the Licensed Premises on the expiry or sooner determination of this Agreement.

1.6 The Licensee shall have in common with the Licensor and its servants, agents, staff, employees, suppliers, customers and bona fide visitors, and its own servants, agents, staff, employees, suppliers, customers and bona fide visitors, the non-exclusive licence to have ingress and egress from the Licensed Premises. Such non-exclusive ingress or egress shall in no way be deemed to confer on the Licensee any right of easement relating to or running with the land or on any other grounds or any other rights whatsoever. The Licensee undertakes to the Licensor that it shall be exclusively responsible and liable for all acts of commission and omissions of its servants, agents, staff, employees, suppliers, customers and bona fide visitors of the Licensee for or in respect of damage, loss, costs, or either harm or injury caused to any property of the Licensor or to any other Licensees of the Licensor, its/their servants, agents, staff, employees, suppliers, customers and bona fide visitors in the Licensed Premises.

1.7 The Licensee may, at its own cost, put up two sign-boards indicating its name, on the exterior of the Licensed Premises, Provided that the dimensions and exact location of such sign boards shall be intimated, in advance, to the Licensor for its approval and that such approval should be obtained, in writing, Provided However, that such approval shall not be unreasonably withheld. Such signboards should not cause any damage to the facade of the Licensed Premises and shall not contravene any local laws or regulations.

1.8 The Licensee shall be entitled to apply and obtain at its own cost separate telephone lines and any other telecom infrastructure The Licensee shall have the right to surrender the said separate telephone lines to the telephone company on or before the expiry of the license. The Licensor shall give the necessary No Objection and/or consent to enable the Licensee to obtain the separate telephone lines, leased lines and other telecom infrastructure.

1.9 The Parties agree that on the basis of the express assurances and undertakings mentioned herein the Licensor has agreed to grant to the Licensee, the present licence to use and occupy the Licensed Premises.

1.10 The Licensee shall be allowed for use by it and its officers, agents, staff, employees, suppliers, customers and bona fide visitors Thirty

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     (30) car parking spaces for parking in front of the Licensed Premises and an additional thirty five (35) car parks located in the vicinity reserved exclusively for the Licensee and its officers, agents, staff, employees, suppliers, customers and bona fide visitors.


ARTICLE 2 - LICENCE FEE

     The Licensee shall pay to the Licensor during the term of this Agreement a monthly licence fee or compensation of Rs.5,92,020/- (Rupees Five Lakh Ninety Two Thousand and twenty only) (the "Licence Fee") less deduction on account of income-tax deductible at source under the provisions of Income-Tax Act, 1961 and Rules made thereunder, as applicable. Provided however that the License fee shall be payable with effect from 16th August 2005.


ARTICLE 3 - LICENSEE'S OBLIGATIONS

3.1 The Licensee shall pay the Licence Fee in advance on or before the 7th day of each English calendar month.

3.2 The Licensee shall observe, perform, conform and comply with and carry out at its own cost in so far as the Licensed Premises are concerned, terms and conditions thereof and provisions, requirements of such acts, rules, regulations, notifications and notices which may, from time to time, be or made applicable or may be issued and certified in respect of the Licensed Premises by Union of India, State of Maharashtra, Municipal Corporation of Greater Mumbai and/or any local or public authority (except such of the provisions and requirements thereof as may involve structural alteration in the Licensed Premises or any part thereof) and shall, at all times indemnify and keep always indemnified the Licensor from and against all liabilities, costs, charges and expenses in respect of non-observance, non-performance and non-compliance thereof.

3.3 The Licensee will keep the interior of the Licensed Premises and every part thereof including doors, windows, shutters, pipes, including existing false ceiling, air conditioning ducting etc., and all additions and improvements therein and thereto in good and substantial repair and condition, (subject to reasonable wear and tear) save and except any such items as have been removed with prior approval of the Licensor.

3.4 In the event, the Licensee as a corporate entity, undertakes any restructuring resulting in formation of subsidiaries of the Licensee, the Licensee may be permitted to extend the use and occupation of the Licensed Premises to such of its subsidiaries so far as the such subsidiaries are in the same line of business as the Licensee and that

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     the permission by the Licensor to extend the use and occupation of the
     Licensed Premises is at the absolute discretion of the Licensor and with the Licensor's prior express written consent which consent shall not be unreasonably withheld. Provided however, the Licensee shall promptly notify the Licensor of the use of the Licensed Premises by such subsidiaries.

3.5 The Licensee shall use the Licensed Premises without in any manner disturbing and/or interfering with the activities and business of the Licensor or its associates or its subsidiary companies or any other persons authorised by the Licensor in that regard.

3.6 The Licensee shall take all steps reasonably deemed necessary for protecting the Licensed Premises

3.7 The Licensee shall take utmost care in using the Licensed Premises and shall use the Licensed Premises only for the business of the Licensee and in a lawful manner and for no other purpose.

3.8 The Licensee shall keep the Licensed Premises and every part thereof in clean and tidy condition. The Licensee shall not keep anything in or around the Licensed Premises, which shall always be kept un-littered and clean.

3.9 The Licensee or its representatives shall not in any manner prevent the Licensor or any other person authorised by the Licensor from using the common facilities and things used in common with the Licensor or any other person or occupiers authorised by the Licensor.

3.10 The Licensee shall not do any act, deed, thing and matter which would constitute a breach of any statutory requirements and which would adversely affect the Licensed Premises or any part thereof or the rights of the Licensor.

3.11 The Licensee shall at its own cost provide fire safety equipment on the Licensed Premises. In so far as the compliance with the provisions of the Maharashtra Fire Prevention and fire safety laws is concerned the Licensee shall at it own cost provide all the fire safety equipments and take all steps necessary to ensure compliance with the provisions of such laws as may be applicable in this regard.

3.12 The Licensee agrees, confirms and undertakes to bear/reimburse all costs, charges and expenses relating to stamping and registration of this Agreement and its duplicate in their entirety, and shall extend all cooperation to the Licensor in getting the said Agreement registered. However, each Party shall bear its own legal costs.

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ARTICLE 4 - LICENSOR'S REPRESENTATIONS/WARRANTIES

4.1 The Licensed Premises have been constructed in accordance with the sanctioned plans, rules and regulations as prescribed and in compliance with the approvals granted by the concerned authorities in this regard.

4.2 The Licensor shall duly obtain the occupation certificate certifying that the Licensed Premises is fit for office use and occupation.

4.3 The Licensor is the sole and absolute owner and has proper title to the Licensed Premises, and is not restricted in any manner whatsoever from granting the Licensed Premises on Leave and Licence basis to the Licensee in the manner contemplated in this Agreement. Further, the Licensor shall prior to the occupation of the Licensed Premises by the Licensee, obtain all necessary approvals or permissions as may be required to be obtained including from any government or regulatory authority, building association or society permitting it to grant the Licensed Premises on leave and licence basis to the Licensee.

4.4 The Licensee will not be liable for any charges or outgoings in respect of the Licensed Premises prior to the effective date of commencement of the Licensed Agreement.

4.5 The Licensor shall take all reasonable steps to assist the Licensee for facilitating the installation of telecommunications infrastructure including telephone lines, leased lines, Satellite Dish, VSAT's/RF Masts etc. by the Licensee or on its behalf.


ARTICLE 5 - LICENSEE RESPONSIBILITIES

5.1 The Licensee or any other person dealing for/through it shall be responsible for compliance of various statutory laws, as applicable and rules made thereunder, including but not limited to labour related legislations with regard to licensees business. The Licensee further covenants that it shall indemnify and keep the Licensor indemnified against any claims, demands, costs, charges, expenses, losses, whatsoever that may arise in connection with the Licensed Premises on account of any wilful contravention/breach by the Licensee, except by an act of God, natural calamities or perils or any person dealing for/through it of any regulations and laws for the time being in force.

5.2 The Licensee herein represents, confirms and states that its paid up capital is in excess of Rs.1,00,00,000/- (Rupees One Crore Only) and, therefore, the provisions of the newly introduced Maharashtra Rent Control Act, 1999, shall not apply to this Agreement. The Licensee hereby undertakes that as long as the Leave & Licence Agreement

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     with the Licensor is in force, it will not reduce its paid up capital or take any action which is likely to result in the reduction of its paid up capital. In the event the Licensee desires or determines to reduce its paid up capital below Rs 1,00,00,000 or such statutory limits as may be fixed by the Maharashtra Rent Control Act, 1999 the Licensee shall immediately inform the Licensor of such decision or desire to reduce the paid up equity capital. Upon such notification, the provisions of Clause 9.1 below shall apply. Moreover, the Licensee acknowledges the right and entitlement of the Licensor to terminate this Agreement under the aforesaid circumstances and therefore represents, confirms and states that in the event the Licensor seeks to terminate this Agreement, in such an eventuality, the Licensee shall hand over peaceful and vacant possession of the Licensed Premises to the Licensor within 30 days after being served a written notice by the Licensor and the Licensee shall not raise a claim for protection under the Maharashtra Rent Control Act, 1999, against the Licensor in respect of the Licensed Premises.

5.3 The Licensee shall be responsible for complying with all pertinent bye-laws, rules and regulations for the time being in force in respect of the changes made by the Licensee inside the Licensed premises the Licensee may deem fit for full enjoyment of the Licensed Premises.


ARTICLE 6 - THE LICENSEE NOT TO ASSIGN, TRANSFER, ETC.

     It is expressly agreed by and between the Parties that this Agreement shall be deemed to be personal to the Licensee and the Licensee shall not assign, transfer or sublicense this Agreement. Further, this Agreement constitutes a non-transferable licence to the Licensee.


ARTICLE 7 - LICENSOR NOT LIABLE TO LICENSEE, ITS DIRECTORS, SERVANTS, ETC., OR TO ITS PROPERTY FOR INJURY/DAMAGES/LOSS

7.1 The Licensor shall not be liable to the Licensee, its Directors, officers, employees, servants, agents, invitees, visitors, customers or any other person using or at any time being upon the Licensed Premises or any personal injury, damage, loss or inconvenience howsoever or whatsoever caused to them or to any goods or chattels brought by any person upon the Licensed Premises it being the intention of and agreed to between the Parties that the Licensee and other persons using the Licensed Premises shall use the same solely at the risk of the Licensee, provided that, such injury, damage, loss or inconvenience is not caused by the negligence of the Licensor, its employees or agents.

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7.2  It is expressly agreed by the Licensee that the Licensor or its servants or agents shall not be liable for any loss, accident, damage that may be caused to Licensee or to its personnel or property whilst using the Licensed Premises as herein mentioned, either by accident or otherwise, either directly or indirectly or vicariously.


ARTICLE 8 - LICENSOR'S OBLIGATIONS AND RESPONSIBILITIES

8.1  The Licensor shall provide the Licensee for its operation at its own cost:
     (a) Water: Requisite water connection from the municipal corporation. The charges for consumption of water will however be borne by the Licensee as per actual metered consumption at prevailing rates. The Licensee shall be obligated to pay the said charges within 07 days of the Licensor's making a written request to the Licensee on this behalf

     (b) Power: With a view to enable the Licensee to put up and operate lights, fans, split/windows/central air-conditioning and other electrical, mechanical and electronic equipment, computers, peripherals, fittings and apparatus, as the Licensee may require, the Licensor shall allow the Licensee to make necessary application for power to the concerned authorities and avail of the power supply. The Licensor shall provide the necessary no objection for such application of power supply by the Licensee to the authorities. Any alterations or additions to the electrical installations, which the Licensee carries out, shall be intimated to the Licensor and the Licensee shall obtain necessary statutory approvals for the same.

     The Licensee hereby agrees to bear all charges to be paid to the power supply company for making the power available to the Licensee in terms of these presents and for consumption of the electric power by the Licensee.

8.2 The Licensor shall continue to pay all municipal rates, taxes, cesses, charges (hereinafter referred to as "Taxes") as prevailing on the date of execution of this Agreement. Any future increase in the rates of taxes and outgoings aforesaid by the Municipal Corporation of Greater Mumbai subsequent to the first assessment as a Licensed Premises shall be shared equally by the Licensor and the Licensee. In other words the Licensee shall not be liable for any increase of taxes and outgoings if such increase is attributable only to a change in the nature of assessment due to the License created in favour of the License.

8.3 The Licensor or any other person dealing for/through it shall be responsible for compliance of various statutory laws, as applicable and rules made thereunder, including but not limited to labour related legislations. The Licensor further covenants that it shall

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     indemnify and keep the Licensee indemnified against any claims, demand, costs, charges, expenses, losses, whatsoever that may arise on account of any contravention/breach by the Licensor or any person dealing for/through it of any regulations and laws for the time being in force.

8.4 The Licensor agrees and undertakes that it shall not, during the subsistence of this Agreement and during the period the Licensee is in occupation of the Licensed Premises assign, transfer, charge and encumber or otherwise dispose of the Licensed Premises or any part thereof without securing the interest of the Licensee in the Licensed Premises, it being clearly understood that the right of the Licensor to transfer and charge the Licensed Premises is subject to the Leave and Licence Agreement and/or any other arrangements or agreements between the Parties.

8.5 If the whole or any portion of the Licensed Premises shall, at any time, be destroyed or damaged, so as to be rendered inaccessible or uninhabitable, in whole or in part, other than due to the fault of the Licensee or if as a result of any of the force majeure events as mentioned in Article 13 the Licensee is prevented from gaining free and unobstructed access to the Licensed Premises, then the license fee to be paid hereunder or appropriate portion thereof according to the nature and extent of the impediment to occupancy shall cease and be suspended proportionately until the Licensed Premises shall be rendered fit and accessible for use and occupation by the Licensee. However, if the Licensed Premises is not fit for use and occupation or continues to remain unfit for use and occupation by the Licensee or if the Licensee is prevented from gaining free and unobstructed access to the Licensed Premises for a period of 90 days, then the Licensee shall upon the expiry of the said 90 day period be entitled to terminate this Agreement by giving to the Licensor 07 days notice in writing.

8.6 The Licensor shall permit the Licensee the use and occupation of the Licensed Premises during the period of License herein created without any hindrance/eviction interruption and/or disturbance, claim or demand whatsoever by the Licensor or any person claiming by from under or in trust for the Licensor, save and except in the event of termination or prior determination under Article 9 below.

8.7 The Licensor shall keep the area surrounding the Licensed Premises and its approaches in clean and tidy condition.

8.8 The Licensor shall always be liable to make good the exterior and structure of the Licensed Premises including walls, drainage and roof by carrying out necessary repairs or renovations within its statutory common duty of care.

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ARTICLE 9 - TERMINATION, POST-TERMINATION OBLIGATIONS

9.1 Either Party ("non defaulting party") shall be entitled to terminate this Agreement in the event of the other party ("defaulting party") committing a material breach of the terms, conditions and covenants contained in this Agreement to be observed and performed by the defaulting party by giving 30 days advance notice in writing and if the defaulting party rectifies the breach and informs the non defaulting party in writing about the same within the said period of 30 days then the notice will cease to be effective. However, if the defaulting party is unable to rectify the breach within the period of 30 days, then this Agreement shall, at the option of the non-defaulting party, stand terminated. Provided if this agreement is terminated by the Licensor being the non defaulting party then the Licensee shall be liable to pay the Licensor a sum equal to six months compensation. Further, in the event the Licensee informs the Licensor of its decision or desire to reduce its paid up capital below Rs.1,00,00,000/- or such statutory limits as may be fixed by the Maharashtra Rent Control Act, 1999, as provided in Clause 5.2, the Licensor shall be entitled to (but not obligated to) terminate this Agreement by giving 30 days notice in writing to the Licensee, it being the express intention of the Parties that the Licensee shall under no circumstances seek protection under the Rent Control Act, and that the Licensee shall hand over vacant and peaceful possession of the Licensed Premises 30 days after the Licensor serves the Licensee with notice of termination as provided hereinbefore.

9.2 Notwithstanding anything contained in Clause 8.5, the Licensee shall have the option to terminate the licence by giving 180 days advance notice in writing to the Licensor without assigning any reason whatsoever, at any time during the license period, as stated in Article 1.1 above. It is clarified that the Licensor's right to terminate this Agreement on account of breach on the part of the Licensee of any terms and conditions and covenants contained herein to be observed and performed by the Licensee by giving 30 days notice in writing as stated in 9.1 above shall not be affected.

9.3 Notwithstanding anything contained in Articles 9.1 and 9.2 above, it is hereby agreed and declared that if the Licensee passes a resolution for voluntary winding up or if it is unable to pay its debts or compromises with its creditors or if a receiver of its property is appointed or if a petition filed under the Companies Act, 1956 for winding up of the Licensee is successful or if the Licensee voluntarily becomes the subject of proceedings under any bankruptcy or insolvency, or if the Licensee takes or suffers action for its reorganization, or it's liquidation or dissolution except when such event(s) is within the Entities of the Licensee, or the Licensee becomes or is declared a sick company under the Sick Industrial Companies Special Provisions Act, 1985, then and in any of such events this Agreement shall at the

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     absolute option of the Licensor stand terminated and thereupon the Licensee or the person or persons or authority in whom the estate of the Licensee may be vested shall hand over charge of Licensed Premises to the Licensor forthwith, failing which the Licensor shall be entitled to re-enter the Licensed Premises or any part of the Licensed Premises.

9.4 On the expiry or earlier termination of this Licence, the Licensee shall, within not more than 30 days of such expiry or termination, remove its employees and servants and all its and their belongings, chattels, articles and things, whether or not affixed to the Licensed Premises (hereinafter called the "said Goods") from the Licensed Premises, and vacate and hand over the Licensed Premises to the Licensor in the same good order and condition in which they were at the time when the Licensee entered into the Licensed Premises, subject to reasonable wear and tear attributable to normal use for the business of the Licensee and as provided in Article 1.5 above.

9.5 Subject to 9.4 above and the other provisions of this Agreement it is expressly agreed between the Parties hereto that occupation of the Licensed Premises by the Licensee immediately after expiry or sooner determination/ termination of this Agreement shall be an act of trespass and the Licensee shall pay to the Licensor a sum of Rs.1,35,000/- (Rupees One lakh thirty five thousand only) per day for occupying the premises in excess of the one month provided in 9.4 above. If this wrongful occupation continues beyond the first 60 days after such termination/early determination of this Agreement, the sum will double every month thereafter, till such occupation continues until such time the amount rises to Rs.5,40,000/-per day (Rupees Five lakh forty thousand only). This right will be without prejudice to other remedies available to the Licensor in law.


ARTICLE 10 - NO OTHER RIGHTS, TENANCY, ETC.

10.1 It is expressly agreed between the Parties that except what is stated herein the Licensee shall not have any right of whatsoever nature into and upon the Licensed Premises or the area surrounding thereto and it shall not at any time claim any rights of whatsoever nature into and upon the Licensed Premises or the area surrounding thereto.

10.2 Nothing herein contained shall be construed as creating any right, interest, easement, lease, tenancy, sub-tenancy, deemed tenancy or transfer of enjoyment in favour of the Licensee in or over or upon the Licensed Premises (or any part thereof) or transferring any interest therein in favour of the Licensee other than the licence granted to the Licensee in accordance with the terms herein contained and the rights of the Licensee under this Agreement and the Licensee agrees and

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     undertakes that no such contention shall be made by the Licensee at any time.

10.3 Without prejudice to its rights and remedies elsewhere provided in this Agreement if a statutory amendment is made or announced to the Maharashtra Rent Control Act, 1999 (the "Rent Act") or any other statute or law for the time being in force which, or if the Rent Act is repealed and another rent control statute is enacted in its place which amendment, repeal or re-enactment, in the exclusive opinion of the Licensor is likely to prejudice its rights under or by virtue of this Agreement or otherwise, the Licensor and the Licensee agree to amend/modify this Agreement so that each of the rights, of the Licensor and the Licensee, as contained in this Agreement is maintained/continued. It is an express intention of the Parties hereto that the Licensor shall be and shall always be deemed to be in exclusive possession and in full charge and control of the Licensed Premises at all times and that the Licensor shall as stated above at all times by giving reasonable notice to the Licensee shall have full, free and unobstructed entry into the Licensed Premises and only a mere right of user as per this Agreement is given to the Licensee.


ARTICLE 11 - SEVERABILITY

     In the event that any provision of this Agreement should be found to be invalid or illegal under the applicable law, such provision shall be deemed to be omitted to the extent of such invalidity or illegality, and the other provisions of this Agreement shall remain valid and in force, and shall continue to govern the relationship between the Parties.


ARTICLE 12 - NOTICES

     All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by mail, at the following addresses of the Parties:

           i)  To the Licensor at its Registered office mentioned herein, and
          ii)  To the Licensee at
                 a)   The Licensed Premises and
                 b)   Its registered office

     Notice shall be deemed to be given on the seventh business day after such notice is mailed, if sent by registered mail. Any notice shall commence on the day such notice is deemed to be given.
     A Party may change its address for purposes hereof by notice to the other Party.

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ARTICLE 13 - FORCE MAJEURE

     Neither Party shall be liable to the other Party for failure to perform its obligations hereunder due to the occurrence of any event beyond the control of such Party and affecting its performance including, without limitation, governmental regulations, orders, administrative requests, rulings or orders, acts of God, war, war-like hostilities, civil commotion, riots, epidemics, fire or any other similar cause or causes.


ARTICLE 14 - GOVERNING LAW

     It is declared and confirmed by the Parties hereto that what is recorded in this Agreement reflects the true intention of the Parties and neither Parties shall contend to the contrary. This Agreement shall be governed and construed in accordance with the laws of India.


ARTICLE 15 - HEADINGS

     The descriptive words or phrases at the head of the various articles and sections hereof are inserted only as a convenience and for reference. They are in no way intended to be a part of the Agreement or in no way define, limit or describe the scope or intent of the particular article or section to which they refer.


ARTICLE 16 - WAIVERS

     The failure with or without intent of any Party hereto to insist upon the performance by the other of any term or provision of this Agreement in strict conformity with the literal requirements hereof shall not be treated or deemed to constitute a modification of any term or provision hereof, nor shall such failure or election be deemed to constitute a waiver of the right of such Party at any time whatsoever thereafter to insist upon performance by the other strictly in accordance with any term or provision hereof; all terms, conditions and obligations under this Agreement shall remain in full force and effect at all times during the term of this Agreement except as otherwise changed or modified by mutual written agreement of the Parties hereto.


ARTICLE 17 - JURISDICTION

     The Parties expressly agree, that only the competent courts of jurisdiction at Mumbai shall have exclusive jurisdiction in all matters arising hereunder.

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
ARTICLE 18 - ARBITRATION

     If any dispute arises between the Parties hereto during the subsistence or thereafter, in connection with the validity, interpretation, implementation or alleged material breach of any of the provisions of this Agreement or regarding any question including the question as to whether the termination of the Agreement by one Party hereto has been legitimate, the Parties hereto shall endeavour to settle such disputes amicably. In case of failure of the Parties to settle such disputes within thirty days, either Party shall be entitled to refer the disputes (if legally possible) to arbitration. The arbitration shall be conducted by a sole Arbitrator mutually appointed, or in case of disagreement as to the appointment of a sole Arbitrator, by three (3) Arbitrators of which each Party shall appoint one (1) Arbitrator and the third Arbitrator shall be appointed by the two appointed Arbitrators. The arbitration proceedings shall be governed by the Arbitration & Conciliation Act, 1996. The language of the arbitration proceedings shall be in English. The provisions of this Article 18 shall survive the termination of this Agreement for any reason whatsoever. The place of Arbitration is Mumbai.

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
                            SCHEDULE OF THE PROPERTY


An area of 59,202 sq. ft. (56,720 sq. ft. on ground floor, and an area of 2,482 sq. ft. on the lower ground floor level) of the said Building (Industrial Shed) No. 10 on Survey Nos. 57 (pt) of village Vikhroli, corresponding to CTS No. 7[pt] and 67(pt), Mumbai. The above property is bounded by:

Due North: Boundary wall of Godrej & Boyce Mfg. Co. Ltd.
Due South: Internal road of Godrej and Boyce Mfg. Co. Ltd.
Due East: Internal road of Godrej and Boyce Mfg. Co. Ltd.
Due West: Office Structure Plant No. 10

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


IN WITNESS WHEREOF the Parties have executed these presents (in duplicate) on the day and the year first herein above written.

Signed & Delivered by the within named      )
Licensor, GODREJ & BOYCE MANU-              )
FACTURING COMPANY LIMITED,                  )
through its duly Constituted Attorney,      )     /s/ Maneck H. Engineer
Mr. Maneck H. Engineer, in the              )
presence of :                               )


1.


2.


Signed & Delivered by the within named      )
Licensee, World Network Services Pvt. Ltd.  )
through its Authorised Representative,      )
Mr. Zubin Dubash                            )     /s/ Zubin Dubash
in the presence of :                        )

1. Riddhish Purohit

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